Exhibit 99.2

EXECUTION COPY

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is made and entered into this 15th day of August, 2010, by and between Donald L. Correll (“Correll”) and American Water Works Company, Inc., a Delaware corporation (the “Parent,” and together with its related entities and affiliates, the “Company”). In this Agreement, “Releasees” refers to the Company and its past, present, and future parents, divisions, subsidiaries, and affiliates, predecessors, successors and assigns, and their past, present, and future directors, members, partners, officers, shareholders, employees, agents, servants, attorneys, and representatives.

RECITALS

WHEREAS, Correll has been employed by the Company since April, 2006, and prior to the actions described in the next whereas was the President and Chief Executive Officer and a director of the Parent and an officer and director of various subsidiaries of the Parent.

WHEREAS, Correll signed a letter agreement with the Company on February 15, 2008 (the “Letter Agreement”), which is attached hereto as Exhibit A;

WHEREAS, immediately prior to the execution and delivery of this Agreement, Correll resigned as the President and Chief Executive Officer of, and as a director of, the Parent and as an officer and director of all subsidiaries of the Parent;

WHEREAS, without admission of liability on the part of either of Correll or the Company (herein, the “Parties”), the Parties desire to resolve amicably all issues and disputes between them regarding or relating to Correll’s employment with, and service as an officer and/or director of, the Company and the termination thereof, and to memorialize the terms of such agreements in this Agreement.

NOW, THEREFORE, the undersigned Parties agree as follows:

1. Incorporation of Recitals. The above recitals are incorporated herein as if restated.

2. Termination of Employment. Correll hereby resigns as an employee of the Company effective as of the close of business on August 16, 2010. Correll hereby waives the six (6) month notice requirement contained in the Letter Agreement in consideration of the payments and benefits set forth in Section 3 hereof. Correll agrees that the Company and Releasees have no obligation to rehire, reemploy, recall or hire him in the future. Correll acknowledges that he has received all wages, bonuses, vacation pay, and other benefits and compensation due to him by virtue of his employment with Company.

3. Payments/Benefits to Correll. In consideration of this Agreement and for the release of all claims and other promises by Correll set forth herein, the Company agrees to the following (which includes, but is not limited to, all benefits payable to Correll under the Letter Agreement):

(a) For the period from the date hereof through the close of business on February 16, 2011, Correll will continue to receive his base salary at the rate of $588,000 per annum payable consistent with the Company’s policy with respect to payment of base salary.

(b) Beginning February 17, 2011, and for the eighteen (18) month period ending on August 16, 2012, Correll will receive severance payments in the amount of $49,000 per month, which will be payable monthly in arrears.

(c) With respect to the AIP award for calendar year 2010, Correll will receive an amount equal to 100% of his target AIP award multiplied by the Corporate Multiplier applicable to calendar year 2010. The Company shall pay to Correll on or before August 20, 2010, as a prepayment on account of his AIP award for 2010, an amount equal to 75% of his target AIP award for calendar year 2010, with the balance of his AIP award for calendar year 2010 paid at the time payments are made thereunder to senior executives of the Company. The payment due to Correll on account of the balance of his AIP award for calendar year 2010 shall be made in accordance with Correll’s previously made deferral elections.

(d) Correll shall continue to receive health, dental and vision benefits during the sixth (6) month period ending February 16, 2011, and for the eighteen (18) month period beginning February 17, 2011 and ending August 16, 2012. The continuation of health, dental and vision benefits for the eighteen (18) months ending August 16, 2012, is intended to provide Correll with full COBRA benefits during such 18 month period. Correll hereby elects to waive the right to receive such benefits for the eighteen (18) month period beginning February 17, 2011, and the Company shall pay to Correll on or before February 1, 2011 the present value (calculated using an interest factor of six percent (6%)) of the cost to the Company of the health, dental and vision benefits for such eighteen (18) month period that are waived.

(e) With respect to the options granted to Correll in 2008 (first grant of 80,073 options and second grant of 90,760 options), Correll shall be fully vested in all such options and Correll may exercise those options at any time on or before December 31, 2014.

(f) With respect to the 2008 Restricted Stock Units (second grant) in the amount of 11,932 RSUs, Correll shall be fully vested.

(g) With respect to the 2009 option grant covering 133,785 options, Correll will be fully vested in all such options and Correll may exercise those options at any time on or before December 31, 2015.

(h) With respect to the 2009 performance stock units (“PSUs”) representing 23,967 PSUs, Correll will be entitled to receive 100% of the award that would otherwise be payable to him if his employment continued through December 31, 2011, based on the achievement of the performance goals during such period applicable to such 2009 performance stock units as applied to the senior executives of the Company.

(i) With respect to the 2010 option grant of 100,197 options, Correll will be fully vested in two-thirds (2/3rds) of such options and Correll may exercise those options at any time on or before December 31, 2016.

(j) With respect to the 2010 PSUs representing 27,643 PSUs, Correll will be entitled to receive two-thirds (2/3rds) of the award that Correll would have received if Correll had continued employment through December 31, 2012, based on the achievement of the performance goals during such period applicable to such 2010 performance stock units as applied to the senior executives of the Company.

(k) With respect to the Defined Employer Contribution under the Non-Qualified Savings and Deferred Compensation Plan of the Company (the “Deferred Compensation Plan”), Correll shall be entitled to receive his share thereof on account of all compensation received by him through February 16, 2011 and the total AIP award for calendar year 2010 as described in Section 3(c) above; provided, however, if Correll is not eligible to receive any portion thereof because of his resignation as an employee of the Company effective as of the close of business on August 16, 2010, as provided in Section 2 above, the Company shall pay to Correll an amount equal to the share of the Deferred Employer Contribution which Correll was not eligible to receive on account of such compensation because of his resignation as an employee of the Company. Correll shall be treated as fully vested in all Defined Employer Contributions that have been or will be made under the Deferred Compensation Plan.

Correll acknowledges that certain of the benefits described in Section 3 (including, without limitation, the benefits described in clauses (f) to (k), inclusive, of Section 3) are substantially greater than the benefits Correll would otherwise be entitled to receive in connection with a termination without cause by the Company and are valuable consideration for his obligations and agreements hereunder.

4. Release of all Claims (other than ADEA Claims) by Correll. Except with respect to the obligations of the Company herein, Correll, for and in consideration of the undertakings of the Company set forth in Section 3 herein, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Releasees and the Company, its officers, directors, employees, agents, predecessors, successors and assigns from all actions, suits, claims and demands in law or equity, that Correll ever had, now has, or hereafter may have, from the beginning of time to the date of this Agreement, whether known or unknown, suspected or unsuspected (except for claims addressed in Section 6 hereof).

(i) This release includes but is not limited to all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the federal Equal Pay Act, the United States Constitution, the Employee Retirement Income Security Act, the Americans With Disabilities Act, Executive Orders 11246 and 11141, the Worker Adjustment Protection Act of 1990, as amended, the Family Medical Leave Act, the New Jersey Constitution, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Millville Dallas Airmotive Plant Job Loss Notification Act, the New Jersey Family Leave Act, the National Labor Relations Act, and any other federal, state or local law or ordinances, or any common law claim under tort, contract or any other theories now or hereafter recognized.

(ii) This release also includes claims which Correll may have for any type of damages cognizable under any of the laws referenced herein, including, but not limited to, any and all claims for compensatory damages, punitive damages, and attorneys’ fees and costs.

(iii) Correll shall not bring a lawsuit against any of the Releasees for any of the claims described above. Should any entity, agency, commission, or person file a charge, action, complaint or lawsuit against the Releasees based upon any of the above-released claims, Correll agrees not to seek or accept any resulting relief whatsoever.

(iv) Correll also agrees that this release should be interpreted as broadly as possible to achieve his intention to waive all Claims which he may have against the Releasees.

5. Assumption of Lease of Apartment. Correll will assign to the Company, and the Company will assume, that certain lease for an apartment at the St. James, 200 West Washington Square, Philadelphia, PA, 19106, effective as of the close of business on August 31, 2010 provided rental payments and other amounts due under the lease for the period through August 31, 2010 have been paid in full, the apartment is vacant and such lease does not extend beyond April 15, 2011. The obligations of the Company under this Section 5 are in consideration for the release by Correll of claims under the Age Discrimination in Employment Act as set forth in Section 6 hereof.

6. Release of ADEA Claim.

(a) THE COMPANY RECOMMENDS THAT CORRELL CONSULT WITH AN ATTORNEY. Plaintiff represents and warrants that he has been advised in writing to consult with an attorney regarding the terms of this Agreement, including the release of any claims under the Age Discrimination in Employment Act.

(b) Except with respect to the Company’s obligations hereunder, Correll knowingly and voluntarily, on behalf of himself, releases and forever discharges the Releasees from any and all actions, suits, claims and demands, in law or equity, that Correll may have of any nature whatsoever relating in any way to his rights under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), whether known or unknown, suspected or unsuspected, which Correll ever had, now have, or may hereafter claim to have against the Releasees in law or equity, arising on or before the date hereof, and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the “ADEA Release”). This ADEA Release includes, without limitation, any rights or claims relating in any way to Correll’s employment relationship with the Company or any of the Releasees, or the termination thereof, arising under the ADEA, including compensatory damages, punitive damages, attorney’s fees, costs, expenses, and any other type of damage or relief. Correll further agrees that he shall not be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the Releasees for any of the matters set forth in this ADEA Release.

(c) Correll shall have twenty-one (21) days to consider this ADEA Release, and shall have seven (7) additional days from the date of execution of this Agreement to revoke this ADEA Release. Any such revocation shall be made in writing so as to be received by the company’s General Counsel prior to the eighth (8th) day following Correll’s execution of this Agreement. If no such revocation occurs, this ADEA Release shall become effective on the eighth (8th) day following the execution of this Agreement. In the event that Correll revokes this ADEA Release; the Company’s obligation under Section 5 hereof shall be null and void. While the revocation of this ADEA Release shall release the Company from its obligations under Section 5 hereof, all other terms and conditions of this Agreement shall remain in full force and effect.

7. Claims Not Released. Notwithstanding Sections 4 and 6 of this Agreement, it is understood and agreed that Correll is not waiving claims filed under any state workers’ compensation or unemployment law or any claim not waiveable under law . Further, it is understood and agreed that Correll is not prohibited from communicating with or participating in any administrative proceeding before the Equal Employment Opportunity Commission, United States Department of Labor, or other federal, state or local law agency. Should any entity, agency, commission, or person file a charge, action, complaint or lawsuit against the Releasees based upon any of the above-released claims in Sections 4 and 6 of this Agreement, Correll agrees not to seek or accept any resulting relief whatsoever.

8. Release of Claims by the Company.

(a) Subject to Section 8(b) hereof, and in consideration for the releases in Sections 4 and 6 of this Agreement, as well as for Correll’s other undertakings hereunder, the Company, hereby releases, remises and forever discharges Correll from any and all claims, complaints, suits, causes of action, charges, claims, liability, debts, agreements, demands, damages, losses, costs and expenses (including attorney’s fees and costs of any kind) that, as of the date hereof, the Company may have against Correll by reason of or arising out of Correll’s employment. The Company understands and agrees that this is a general release of all claims.

(b) Notwithstanding anything else herein to the contrary, the Company does not waive any rights to recover payments heretofore made to Correll pursuant to the Company’s “Clawback Policy” that was adopted by action of the Board of Directors of the Company on June 18, 2010.

9. No Future Payments Except Those Described Herein. Except as set forth in this Agreement, it is expressly agreed and understood by the parties that the Company does not have, and will not have, any obligation to provide Correll at any time in the future with any bonus or other payments, benefits, or consideration other than those set forth in Section 3 and other than those to which Employee may be entitled under the Company’s benefit plans, including 401(k), medical, and pension plans, if applicable. Employee expressly acknowledges that no contributions from the payments described in Section 3, above, will be made to a 401(k) or pension plan.

10. Confidentiality.

(a) Correll shall, at all times from and after the date hereof, keep all Confidential Information (as defined below) secret and confidential and shall not, directly or indirectly, disclose or use any of the Confidential Information.

(b) As used in this Agreement, “Confidential Information” shall mean all financial, commercial and other information, without regard to form or medium, relating to the Company that is not generally known to the public. Confidential Information includes, but is not limited to the following kinds of information to the extent that it is not generally known to the public: (i) information relating to the Company’s business, strategies, financial position, operations, transactions, ownership structure, assets and liabilities; (ii) business development plans, strategies, methods, efforts and results; (iii) business and market studies; and (iv) personnel data.

(c) Notwithstanding anything else in this Section 10 to the contrary, Confidential Information shall not include (i) information which becomes part of the public domain through no fault or act of Correll; and (ii) information which Executive is obliged to disclose by law or by any court order or by any stock exchange, governmental authority or other similar body, provided that Executive must give advance notice of any such disclosure to the Employer and must cooperate with the Employer in limiting such disclosure to prevent or minimize any loss of confidentiality.

11. Complete Settlement. The Parties understand and acknowledge that the promises stated in this Agreement are a full, final and complete settlement of all claims of any kind, whether known or unknown, actual or potential, which the Parties have now or at any time may have or have had for any acts, omissions, or other conduct of any kind against the other Party and any other conduct of the Parties occurring prior to and through the date of execution of this Agreement.

12. No Other Claims. Correll represents and warrants that he has filed no complaints, charges or claims against the Company regarding any matter related to his employment with the Company in any forum. The Company represents and warrants that it has filed no complaints, charges or claims against Correll regarding any matter related to his employment with the Company with any forum.

13. Non-Admissions. The Parties agree that this Agreement shall not in any way be construed as an admission by the Company, Correll or the Releasees that any of them has acted wrongfully with respect to any matter whatsoever, including without limitation any matter relating to Correll’s employment or the termination thereof.

14. Taxes. As required by law, the Company will issue the appropriate IRS Form(s) W-2 at the appropriate time. Any payments provided for herein shall be reduced by any amounts required to be withheld by the Company from time to time under applicable federal, state or local income or employment tax laws or similar statutes or other provisions of law then in effect. Correll agrees that (i) he shall be solely responsible for all taxes, including, but not limited to, income and excise taxes, imposed on him in respect of amounts paid to him by the Company under this Agreement; (ii) he shall not seek reimbursement from the Company for such taxes; and (iii) he agrees to and does hereby indemnify and hold the Company harmless against any and all tax liability, interest, and/or penalties.

15. Resignation. Prior to the execution and delivery of this Agreement, Correll has resigned as an officer and director of the Parent and of all subsidiaries of the Parent of which he is an officer or director.

16. Non-Disparagement. Correll shall not make any statement to any person or entity that disparages the Company or any of its directors and senior officers. The Company agrees to notify its Board of Directors and senior officers that they shall not make any statement to any person or entity that disparages Correll and shall take reasonable steps to ensure that such persons comply with such requirement.

17. Return of Company Property. Within ten (10) days, Correll shall promptly deliver to the Company all property of the Company within his possession, including automobile, if any, personal computers, company credit card, cell phones, PDAs, other electronic devices, all copies and embodiments, in whatever form or medium, of all information and intellectual property of the Company in Correll’s possession or within his control (including written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any information or intellectual property) irrespective of the location or form of such material. If requested by the Company, Correll shall provide the Company with written confirmation that to the best of his knowledge all such Company property and materials described in the immediately preceding sentence have been delivered to the Company. This provision shall not prevent Correll from retaining his personal property, including his personal information contained on any electronic device.

18. Indemnification. The Company agrees to indemnify and hold Correll harmless to the fullest extent permitted by applicable law, as in effect at the time of the subject act or omission for any actions which were taken within the scope of his employment with the Company. In connection therewith, Correll shall be entitled to the protection of any insurance policies which the Company elects to maintain generally for the benefit of the Company’s directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by Correll in connection with any action, suit or proceeding to which he may be made a part by reason of his being or having been a director, officer or employee of the Company, subject to the terms and conditions of those policies.

19. Entire Agreement. This Agreement supersedes any and all prior negotiations or agreements between the Parties, if any, and represents the entire agreement between the Parties with respect to the disposition of the referenced matter. The Parties hereby acknowledge and agree that there have been no offers or inducements which have led to the execution of this Agreement other than as stated herein. This Agreement may not be modified, except by a separate writing signed by both Parties. No waiver of any rights under this Agreement shall be effective unless in writing signed by the party against whom such waiver is asserted.

20. Section Headings. The section headings contained in this Agreement are for ease of reference only and have no substantive effect on the meaning or interpretation of any terms or conditions of any provision in the this Agreement.

21. Advice to Consult Legal Representation. Correll is advised to consult with legal counsel of his choosing regarding the meaning and binding effect of this Agreement and every term hereof prior to executing it. The Company shall reimburse Correll for reasonable legal fees and expenses incurred by him in connection with the negotiation and execution of this Agreement.

22. Enforcement of Agreement. Correll and the Company are bound by this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof nor deprive that party of the right thereafter to insist upon strict adherence to that term. In the event of a breach of the Agreement, the prevailing party is entitled to all reasonable legal fees and costs.

23. Arbitration. If a dispute between the parties arising out of or relating to this Agreement cannot be resolved by informal meetings and discussions, the dispute shall be settled by binding arbitration, and a corresponding award and judgment may be entered in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a demand for arbitration to the other party, which demand will preclude any party hereto from initiating an action in any court. The demand must specify the matter in dispute and request the appointment of an arbitration panel. The arbitration panel will consist of one arbitrator named by the Company, one arbitrator named by Correll and a third arbitrator named by the two arbitrators so chosen. The arbitration hearing will be conducted in accordance with the procedural rules set forth in the commercial arbitration rules of the American Arbitration Association. The situs of the arbitration shall be Trenton, New Jersey.

24. Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New Jersey (without reference to principles of conflicts of laws), except where preempted by federal law (e.g., ERISA).

25. Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

26. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to Correll and to the Company at the addresses set forth below,

If to Correll:

Donald L. Correll

746 Wooded Trail

Franklin Lakes, NJ 07417-1200

and

Steven B. Harz, Esq.

Herten, Burstein, Sheridan, Cevasco, Bottinelli, Litt & Harz, LLC

Court Plaza South, West Wing

21 Main Street, Suite 353

Hackensack, NJ 07601-7095

If to Company:

Chairman of the Board

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, NJ 08043-3597

and

Office of General Counsel

American Water Works Company, Inc.

1025 Laurel Oak Road

Voorhees, NJ 08043-3597

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

27. Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of Correll and the Company. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

28. Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

29. Application of Section 409A.

(a) This Agreement is intended to comply with the applicable provisions of section 409A of the Code and shall be interpreted to avoid any penalty sanctions under section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall Correll, directly or indirectly, designate the calendar year of payment.

(b) All reimbursements and in kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of section 409A of the Code, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during the period of time specified in this Agreement, (ii) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement or in kind benefits is not subject/to liquidation or exchange for another benefit.

30. Employee Acknowledgements. Correll acknowledges that:

(i) Neither the Company nor its agents, representatives or employees have made any representations to him concerning the terms or effects of this Agreement, other than those contained in the Agreement;

(ii) He has the intention of releasing all claims recited herein in exchange for the payments and other consideration described herein, which he acknowledges as adequate and satisfactory to him and in addition to anything to which he otherwise is entitled as an employee of the Company; and

(iii) He has read this Agreement, has been advised to discuss it with his counsel and has reviewed and discussed it with counsel of his choice.

(iv) He has been given a reasonable period of time in which to consider this Agreement, which period he acknowledges as adequate, and he is fully aware of the Agreement’s contents and legal effects.

IN WITNESS WHEREOF, the Parties hereunto have executed this Agreement as of the date set forth below.

DONALD L. CORRELL		AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ Donald L. Correll	By:	/s/ George MacKenzie
George MacKenzie
Title: Chairman of the Board

Date: August 15, 2010		Date: August 15, 2010